EXHIBIT 4.01
Specimen Stock Certificate

NUMBER                                                                  SHARES
 XXXX                                                                     XXX
              NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                             AMERITYRE CORPORATION

         AUTHORIZED COMMON STOCK: 25,000,000 SHARES, PAR VALUE $.001


This Certifies that ----------------------------is the registered holder of

                               ********

shares of AMERITYRE CORPORATION Common Stock, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: XXXX

                                                [seal]
-------------------
President

-------------------
Secretary

Interwest Transfer Co. Inc., P.O. Box 17136, Salt Lake City, Utah 84117